TABLE OF CONTENTS
                                -----------------

                                                                            PAGE

ARTICLE I    CONDITIONS TO OBLIGATION OF THE PARTIES                           2

  Section 1.1     Conditions to Obligations                                    2
  Section 1.2     Contemplated Transactions                                    2
          1.2.1   Financing                                                    2
          1.2.2   Shareholder Approval of New Board of Directors               3
          1.2.3   Employment Agreements                                        3
          1.2.4   Continued Listing                                            3
          1.2.5   Settlement of Liabilities                                    3
          1.2.6   Conversion of Series A Convertible Preferred Stock           3
          1.2.7   Combined Financials of Harvest and TRC                       3

ARTICLE II   FEASIBILITY PERIOD                                                4

  Section 2.1     Feasibility Study                                            4
  Section 2.2     Pre-Closing Documents to be Delivered                        4
          2.2.1   Financial Statements                                         4
          2.2.2   Asset List                                                   4
          2.2.3   Leases                                                       4
          2.2.4   Contracts                                                    4
          2.2.5   Certificates                                                 4
          2.2.6   Taxes                                                        4
          2.2.7   Litigation                                                   4
          2.2.8   Violations                                                   5
          2.2.9   Organizational Documents                                     5

ARTICLE III  THE CLOSING                                                       5

  Section 3.1     Closing                                                      5
          3.1.1   Time and Place of Closing                                    5
          3.1.2   Actions of Harvest at Closing                                5
                  3.1.2.1 Resignations                                         5
                  3.1.2.2 Certificate of Harvest                               5
                  3.1.2.3 Corporation Resolutions                              5
                  3.1.2.4 Exchange of Shares                                   6
          3.1.3   Actions of TRC at Closing                                    6
                  3.1.3.1 Resignations                                         6
                  3.1.3.2 Certificate of TRC                                   6
                  3.1.3.3 Corporation Resolutions                              6
          3.1.4   Effective Date                                               6

ARTICLE IV   EXCHANGE OF SHARES                                                6

  Section 4.1     Exchange of Shares                                           6
          4.1.1   Exchange of TRC Common Stock                                 6
          4.1.2   Exchange of Rick Tanner Note and TRC Class A Preferred Stock 7
  Section 4.2     Exchange Procedure                                           7
          4.2.1   TRC Common Stock                                             7
          4.2.2   TRC Class A Preferred Stock                                  7
  Section 4.3     Appraisal Rights                                             7

ARTICLE V  TRC REPRESENTATIONS AND WARRANTIES                                  7

  Section 5.1     TRC's Representations and Warranties                         7
          5.1.1   Capitalization                                               8
                  5.1.1.1 Authorized Stock                                     8
                  5.1.1.2 Issued Capital Stock                                 8
          5.1.2   Organization Standing and Power                              8
          5.1.3   Subsidiaries                                                 8
          5.1.4   Title to Assets                                              8
          5.1.5   Other Relationships                                          8
          5.1.6   Other Transactions                                           9
          5.1.7   Undisclosed Liabilities                                      9
          5.1.8   Absence of Certain Changes or Events                         9
          5.1.9   Condition of Assets                                          9
          5.1.10  Compliance With Law                                          9
          5.1.11  Contracts                                                    9
          5.1.12  Permits, Licenses, Consents                                  9
          5.1.13  Absence of Defaults                                         10
          5.1.14  Litigation                                                  10
          5.1.15  No Breach or Violation of Law                               10
          5.1.16  Validity and Authorization                                  10
          5.1.17  Completeness; No Misrepresentations                         10
          5.1.18  Tax Matters                                                 11
          5.1.19  Financial Statements                                        11
          5.1.20  Full Disclosure                                             11
          5.1.21  Absence of Certain Changes and Events                       11
          5.1.22  Taxes                                                       13
          5.1.23  Intellectual Property                                       15
          5.1.24  Books and Records                                           17
          5.1.25  Leased Properties                                           17
          5.1.26  Employees and Employee Benefit Plans                        17
          5.1.27  Compensation                                                18
          5.1.28  Insurance                                                   18
          5.1.29  Full Disclosure                                             18

ARTICLE VI TRC'S COVENANTS                                                    19

  Section 6.1     Continuation of Business                                    19
  Section 6.2     No Solicitation                                             19

ARTICLE VII  HARVEST'S REPRESENTATIONS AND WARRANTIES                         19

  Section 7.1     Harvest's Representations and Warranties                    19
          7.1.1   Capitalization                                              19
                  7.1.1.1  Authorized Stock                                   19
                  7.1.1.2  Issued Common Stock                                20
                  7.1.1.3  Issued Preferred Stock                             20
          7.1.2   Standing and Power                                          20
          7.1.3   Subsidiaries                                                20
          7.1.4   Title to Asset                                              20
          7.1.5   Other Relationships                                         20
          7.1.6   Other Transactions                                          20
          7.1.7   Undisclosed Liabilities                                     20
          7.1.8   Absence of Certain Changes, or Events                       21
          7.1.9   Condition of Assets                                         21
          7.1.10  Compliance With Law                                         21
          7.1.11  Contracts and Commitments                                   21
          7.1.12  Permits, Licenses, Consents                                 21
          7.1.13  Absence of Defaults                                         22
          7.1.14  Litigation                                                  22
          7.1.15  No Breach or Violation of Law                               22
          7.1.16  Validity and Authorization                                  22
          7.1.17  Completeness: No Misrepresentations                         22
          7.1.18  Tax Matters                                                 23
          7.1.19  Financial Statements                                        23
          7.1.20  Absence of Certain Changes and Events                       23
          7.1.21  Taxes                                                       25
          7.1.22  Compliance With Law                                         27
          7.1.23  Intellectual Property                                       27
          7.1.24  Books and Records                                           29
          7.1.25  Leased Properties                                           29
          7.1.26  Employees and Employee Benefit Plans                        29
          7.1.27  Compensation                                                30
          7.1.28  Insurance                                                   30
          7.1.29  Full Disclosure                                             30
          7.1.30  Securities and Nasdaq Listing                               30

ARTICLE VIII  HARVEST'S COVENANTS                                             31

  Section 8.1     Continuation of Business                                    31
  Section 8.2     No Solicitation                                             31
  Section 8.3     Termination of Stock Option Plan                            31
                  --------------------------------

ARTICLE IX   TERMINATION                                                      31

  Section 9.1     Termination Events                                          31
  Section 9.2     Effect of Termination                                       32

ARTICLE X    INDEMNIFICATION; REMEDIES                                        32

  Section 10.1    Survival; Right to Indemnification Not Affected by
                  Knowledge                                                   32
  Section 10.2    Indemnification and Payment of Damages by Harvest           32
  Section 10.3    Indemnification and Payment of Damages by Harvest -
                  Environmental Matters                                       33
  Section 10.4    Indemnification and Payment of Damages by TRC               33
  Section 10.5    Indemnification and Payment of Damages by TRC -
                  Environmental Matters                                       34
  Section 10.6    Time Limitations                                            34
  Section 10.7    Procedure for Indemnification - Third Party Claims          35

ARTICLE XI   CONDITIONS TO THE EXCHANGE OF STOCK                              36

  Section 11.1    Conditions Precedent to Performance by Harvest              36
  Section 11.2    Board and Stockholder Approval                              36
          11.2.1  Representations; True Representations and Covenants
                  Performed                                                   36
          11.2.2  No Litigation Affecting Merger                              36
          11.2.3  Securities Laws                                             36
          11.2.4  Regulatory Compliance, Approvals and Consents               36
          11.2.5  Filings                                                     37
  Section 11.3    Conditions Precedent to Performance by TRC                  37
          11.3.1  Board and Stockholder Approval                              37
          11.3.2  Representations True and Covenants Performed                37
          11.3.3  No Litigation Affecting Merger                              37
          11.3.4  Securities Laws                                             37
          11.3.5  Regulatory Compliance, Approvals and Consents               37
          11.3.6  Filings                                                     38

ARTICLE XII  NOTICES                                                          38

  Section 12.1    Notices                                                     38
  Section 12.2    Change of Address                                           39

ARTICLE XIII  GENERAL                                                         39

  Section 13.1    Governing Law                                               39
  Section 13.2    Press Releases                                              39
  Section 13.3    Entire Agreement                                            39
  Section 13.4    Successors                                                  39
  Section 13.5    Modification                                                39
  Section 13.6    Severability                                                39
  Section 13.7    Counterparts                                                40
  Section 13.8    Signatures by Facsimile                                     40
  Section 13.9    Remedies of the Parties                                     40
  Section 13.10   Arbitration                                                 40
  Section 13.11   Attorney's Fees                                             40
  Section 13.12   Cooperation and Records Retention                           40

                            SHARE EXCHANGE AGREEMENT


     This SHARE EXCHANGE AGREEMENT is made and entered into as of this _____ day of June, 1998, between HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC"), referred to jointly as the ("Parties").

                                    RECITALS

     WHEREAS, TRC has approximately 4,110,000 issued and outstanding shares of common stock and warrants and options (all warrants and options to be converted into the 4,110,000 shares prior to the closing contemplated herein) ("TRC Common Stock"), and approximately 2,000 issued and outstanding shares of class A preferred stock ("TRC Class A Preferred Stock"), which represents all of the issued and outstanding capital stock of TRC;

     WHEREAS, the principal assets and business of TRC are the operation of approximately eleven (11) Tanner's restaurants and the franchise of two (2) Tanner's restaurants, which are described by name and location on Schedule "1" ("Tanner's Restaurant(s)");

     WHEREAS, Harvest is a public corporation which operates quick service restaurants under the name Harvest Rotisserie and Harvest Food Court which includes the brand names of Red Line Burgers and Old San Antonio Taco Factory;

     WHEREAS, on June 9, 1998, Harvest was notified by the NASDAQ Stock Market, Inc., that its continued listing on The Nasdaq Small Cap Market was subject to revocation for its failure to meet the net tangible assets/market capitalization/net income requirement as set forth in NASD Marketplace Rule 4310(c)(2) and for its failure to meet the minimum bid price requirements set forth in NASD Marketplace Rule 4310(c)(4). A hearing was set before the NASD on July 9, 1998 (the "NASD Hearing");

     WHEREAS, on May _____, 1998, the parties executed a letter of intent wherein the basic terms of the transactions described herein were agreed to and reduced to writing, subject to further negotiations;

     WHEREAS, this Agreement is entered into to, among other matters, rectify the deficiencies with NASDAQ Compliance;

     WHEREAS, it is understood and agreed that prior to the Effective Date (the "Effective Date"), the outstanding capital stock of Harvest, including shares issuable upon exercise of options and warrants, shall not exceed the following share amounts: 3,463,009 shares of Common Stock (the "Harvest Common Stock"), 635,892 shares of Series A Convertible Preferred Stock (the "Harvest Series A Preferred Stock"), 133 shares of Series B Convertible Preferred Stock (the "Harvest Series B Preferred Stock"), and 3,083,000 options or warrants for Common Stock, 1,923,400 warrants for Series A Convertible Preferred Stock shares upon exercise of all warrants and options, and 400,000 warrants to Sterling Capital and J.P. Carey at a strike price of $2.50 per share (the "Harvest Warrants and Options") (the Harvest Common Stock, Harvest Series A Preferred Stock and Harvest Series B Preferred Stock are sometimes collectively referred to herein as "Harvest Capital Stock"). Except to the extent of the number of Harvest Series B Preferred Stock issued in connection with the financing described in paragraph 1.2.1 below, to the extent that the number of actual outstanding shares of Harvest Capital Stock on the Effective Date exceeds the share amounts stated above, then the shares of Harvest Common Stock to be issued to the holders of TRC Common Stock as set forth above shall be adjusted pro rata to maintain the same ownership percentage;

     WHEREAS, the intended result of this Shareholder Exchange Agreement is for Harvest to issue 17,000,000 shares of Harvest Common Stock to TRC Shareholders in exchange for 100% of the issued and outstanding TRC Common Stock;

     WHEREAS, it is intended that the TRC convertible subordinated debenture to Rick Tanner (the "Rick Tanner Note") and the TRC Class A Preferred Stock shall be exchanged for a newly created series of preferred stock of Harvest (the "Harvest Series C Preferred Stock"). Harvest Series C Preferred Stock shall accrue dividends at the annual rate of 8%, and is convertible at the option of the holder at any time after six (6) months into shares of Harvest Common Stock at conversion rate of $2.50 for each share of Harvest Common Stock. Harvest Series C Preferred Stock may be redeemed at the option of Harvest after six (6) months after the Effective Date upon thirty (30) days written notice for $.01 per share if the closing price of Harvest's Common Stock on the NASDAQ SmallCap Market averages at least $3.50 per share for a period of twenty (20) consecutive trading days, if after notice to any Harvest Series C Preferred Stock holder, and such holder does not convert. Harvest Series C Preferred Stock shall have the rights, preferences, privileges and restrictions as are specified in the Statement of Resolution attached hereto as Schedule 2;

     WHEREAS, the Parties intend this transaction to qualify as a "tax-free reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and that TRC become a subsidiary of Harvest. The Parties believe that the value of Harvest stock to be received is equal to the value of the TRC stock to be surrendered in exchange therefor. No other consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Harvest for the stock of TRC in the merger;

     NOW, THEREFORE, in reliance upon the recitals set forth above, the parties agree as follows:


                                   ARTICLE I.
                     CONDITIONS TO OBLIGATION OF THE PARTIES

     Section 1.1 Conditions to Obligations. The obligation of the Parties under this Agreement to consummate the share exchange under this Agreement is contingent upon the completion of certain other transactions listed below and defined collectively as the "Contemplated Transactions." Each of the Parties shall use its best efforts to complete all of the Contemplated Transactions. If any of the Contemplated Transactions are not completed, then the Parties shall not be in default of their obligations under this Agreement and each party's sole remedy shall be the termination of this Agreement.

     Section 1.2 Contemplated Transactions. This Agreement contemplates that the following multiple transactions (collectively, the "Contemplated Transactions") be completed before or concurrently with the Closing of this transaction.

          1.2.1 Financing. A financing commitment of $6,000,000.00 plus additional sums, if a higher amount shall be required to maintain the listing of Harvest securities on the Nasdaq Stock Market, shall be obtained on or before the Nasdaq Hearing and is to be used approximately as follows:

               (a) $1,500,000.00 to the Harvest subsidiary described below for the development of five (5) Tanner's restaurants;
               (b)  $500,000.00 for the payoff of Harvest existing  obligations;
                    and
               (c)  the remainder for corporate purposes.

Such financing  shall be on terms equal to or better than the terms set forth on
Schedule 1.2.1 attached hereto and made a part hereof, and all other terms reasonably requested by TRC.

The monies to be provided in 1.2.1(a) shall be funded to a new, wholly-owned subsidiary of Harvest ("Harvest Subsidiary") within five (5) business days after the date of NASD Hearing of the continued listing of Harvest. The sums shall be funded for the express purposes described above in Section 1.2.1. Prior to the advancement of payment of any monies by the Harvest Subsidiary, (1) TRC shall franchise to the Harvest Subsidiary the right to own and operate three (3) Tanner's Restaurants on terms mutually agreeable; (2) Harvest and TRC shall enter into a development and management agreement, on terms mutually agreeable, for TRC to develop the three (3) Tanner's Restaurants; and (3) Harvest and TRC shall enter into an option in favor of the Harvest Subsidiary to require TRC to purchase the three (3) Tanner's Restaurants, in the event that TRC, for any reason, does not consummate the closing set forth in this Agreement. The option shall be on terms mutually agreeable to the parties. The remainder of financing proceeds shall be available at Closing.

          1.2.2 Shareholder Approval of New Board of Directors. Harvest shall have shareholder approval of a new Harvest Board of Directors in compliance with all laws, which directors are set forth on Schedule 1.2.2. It is agreed and understood that election of new Directors is subject to closing of the transaction described in this Agreement.


          1.2.3 Employment Agreements. William Gallagher and Clyde Culp shall have executed employment agreements or amendments to employment agreements with Harvest, the essential and principal terms of which are set out and attached hereto as Schedule 1.2.3 and made a part hereof.

          1.2.4 Continued Listing. The shares of Harvest Common Stock shall be approved for continued listing on The Nasdaq Stock Market at the NASD Hearing. Upon consummation of the transactions contemplated in this Agreement, the Harvest Common Stock shall be in compliance with all NASDAQ listing requirements.

          1.2.5 Settlement of Liabilities. Harvest shall obtain settlement agreements from all creditors with known, actual or contingent outstanding liabilities in excess of $10,000.00. The total amount of the settlement agreements shall be approximately $550,000.00, but not to exceed $700,000.00.

          1.2.6 Conversion of Series A Convertible Preferred Stock. Harvest shall have converted the Series A Convertible Preferred Stock to Common Stock.

          1.2.7 Combined Financials of Harvest and TRC. That the Combined Financials of Harvest and TRC are as set forth on Schedule 1.2.7 attached hereto and made a part hereof in accordance with generally accepted accounting principals and the Securities and Exchange Commission ("SEC") concurs.


                                  ARTICLE II.
                               FEASIBILITY PERIOD

     Section 2.1 Feasibility Study. Each party is granted the right to conduct a feasibility study of all of the existing and contingent assets and liabilities of the other party including a physical inspection of all leases, improvements, fixtures, mechanical equipment, personnel property, and other tangible and intangible assets ("Feasibility Study"). Each party shall have until August 9,

1998 to conduct such a Feasibility Study ("Feasibility Period"). During the Feasibility Period, either party, or their designated agents, may enter upon the leased or owned premises of the other party for such analyses, tests, and inspections which may be deemed necessary by either party. If either party determines, in their sole judgment, that the transaction is not desirable for any reason, then that party may, on written notice to the other party, on or before expiration of the Feasibility Period, terminate this Agreement without penalty or being in default of their obligations. If the written notice is not given to the other party on or before 5:00 p.m. Eastern Standard Time on the expiration date of the Feasibility Period, this right to terminate shall be deemed to have been waived by the party failing to give the notice.

     Section 2.2 Pre-Closing Documents to be Delivered. Each party shall deliver to the other party copies of the following within five (5) business days from the date of signature of this Agreement by all parties. Failure to deliver any of the listed documents is an independent reason for the other party to rightfully terminate this Agreement. If any one or more of the items described in Section 2.02 do not exist, the disclosing party shall advise the receiving party, in writing, to that effect.

          2.2.1 Financial Statements. Copies of financial statements as set forth in Sections 5.1.19 and 7.1.19. This includes monthly sales and tax reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same.

          2.2.2 Asset List. A detail of inventory of all equipment, furnishings, fixtures, and inventories as of ___________, 1998.

          2.2.3 Leases. All leases of real or personal property and any documents pertaining to such leases in the disclosing parties' possession.

          2.2.4 Contracts. Copies of all contracts and warranties and related documents including service, maintenance, management, employment, or other agreements, including loan agreements which affect the disclosing party or its assets. If such exist, all documents, notices, or citations indicating a default or breach by the disclosing party of any contract in which the disclosing party is a party.

          2.2.5 Certificates. Certificates of all fire, hazard, liability, and other insurance policies maintained by the disclosing party.

          2.2.6 Taxes. The most recent real estate and personal property tax statements regarding the disclosing party's property along with the disclosing party's federal income tax returns for the last two (2) years and proof of payment of all sales and payroll taxes.

          2.2.7 Litigation. If such exists, all notices, citations, or other documents evidencing actions, suits or proceedings pending or threatened or asserted against the disclosing party, at law or in equity, before any state, federal, county, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, whether domestic or foreign.

          2.2.8 Violations. If such exists, all documents, notices, or citations indicating a violation by the disclosing party of zoning, building, fire, or similar law, ordinance, code, order, regulation or restriction claimed by any applicable governmental authority.

          2.2.9 Organizational Documents. All currently effective organizational
documents  and  other  records  of  the  disclosing  party  including,   without
limitation, articles, by-laws, a list of directors, minutes, and stock ledger.


                                  ARTICLE III.
                                   THE CLOSING

     Section 3.1 Closing.

          3.1.1 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 at 10:00 a.m., local time, on a date to be designated by Harvest (the "Closing Date") which shall be no later than the 5th business day after the later to occur of (i) the expiration of the Feasibility Period, (ii) obtaining approval from Harvest stockholders and its Board of Directors as required in Section 10.2.1, provided, however, in no event later than December 31, 1998. Prior to, or concurrent with the Closing, the Articles of Share Exchange or any such other documents as may be required to be filed to effect the merger shall be filed with the appropriate offices of any Secretary of State and the merger shall thereby become effective.

          3.1.2 Actions of Harvest at Closing. At the Closing, Harvest shall deliver to TRC the following:

               3.1.2.1 Resignations. Harvest shall deliver to TRC the written and executed resignations of the directors of Harvest and any such executed employment agreements, dated as of the Effective Date, as called for in this Agreement.

               3.1.2.2 Certificate of Harvest. Harvest shall deliver to TRC a certificate which shall be dated as of Closing and which shall be signed by Harvest's Chief Executive Officer certifying (i) the authority of Harvest to enter into and consummate the transactions contemplated by this Agreement (along with a copy of the proxy sent to each shareholder and a copy of the shareholder vote); (ii) the authority of the officers of Harvest to execute and deliver any document contemplated by this Agreement on behalf of Harvest; (iii) that the representations and warranties of Harvest obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of Harvest specifically relates to an earlier date); and (iv) that each and every covenant and agreement of Harvest contained in the Agreement to be performed by Harvest on or prior to Closing has been performed by Harvest.

               3.1.2.3 Corporation Resolutions. Harvest shall deliver to TRC certified copies of the resolutions of the Board of Directors of Harvest authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

               3.1.2.4 Exchange of Shares. Harvest shall deliver all shares contemplated by Section 4.01.

          3.1.3 Actions of TRC at Closing. At the Closing, TRC shall deliver to Harvest the following:

               3.1.3.1 Resignations. TRC shall deliver to Harvest the written and executed resignations of such directors of TRC and such executed employment agreements, dated as of the Effective Date, as called for in this Agreement.

               3.1.3.2 Certificate of TRC. TRC shall deliver to Harvest a Certificate, which shall be dated as of Closing and which shall be signed by TRC's Chief Executive Officer certifying (i) the authority of TRC to enter into and consummate the transactions contemplated by this Agreement; (ii) the authority of the officers of TRC to execute and deliver any document contemplated by this Agreement on behalf of TRC; (iii) that the representations and warranties of TRC obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of TRC specifically relates to an earlier date); and
(iv) that each and every covenant and agreement of TRC contained in the Agreement to be performed by TRC on or prior to Closing has been performed by TRC.

               3.1.3.3 Corporation Resolutions. TRC shall deliver to Harvest certified copies of the resolutions of the Board of Directors of TRC and the shareholder approval of TRC authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

          3.1.4 Effective Date. The date on which the Exchange of Shares occurs and becomes effective is hereinafter called the "Effective Date." The Effective Date shall be the date of the filing of the Articles of Share Exchange with any state Secretary of State that is required for the exchange of shares to lawfully occur. The parties shall cause all such documents and instruments to be filed with the appropriate state Secretaries of State as promptly as practicable upon satisfaction of the conditions described herein.


                                  ARTICLE IV.
                               EXCHANGE OF SHARES

     Section 4.1 Exchange of Shares. Upon the Effective Date, by virtue of this Agreement, each of the following shall be deemed to occur contemporaneously:

          4.1.1 Exchange of TRC Common Stock. As of the Effective Date, all shares of TRC Common Stock that are outstanding shall be converted into the right to receive a total of 18,000,000 fully paid and non-assessable shares of Harvest Common Stock (or such higher adjusted amount as provided for in the recitals, equally among all issued and outstanding shares of TRC Common Stock unless ratably reduced pursuant to a reverse split of Harvest Common Stock.

          4.1.2 Exchange of Rick Tanner Note and TRC Class A Preferred Stock. The Rick Tanner Note, valued in an amount of approximately $3,700,000.00, and the TRC Class A Preferred Stock, valued in an amount of $3,525,000.00, along with the Employment Agreement of Rick Tanner, shall be exchanged for 722,500 shares of Harvest Series C Preferred Stock at a value of $10.00 per share in accordance with the provisions of Section 4.2, unless ratably reduced pursuant to a reverse split of
Harvest Common Stock.

     Section 4.2 Exchange Procedure.

          4.2.1 TRC Common Stock. Unless surrendered to Harvest for exchange at the Closing, as soon as practical after the Effective Date, the holder of each share of TRC Common Stock exchanged pursuant to Section 4.1 shall surrender to Harvest the certificate for such shares. Following the receipt of the TRC Common Stock certificate, Harvest shall cause its transfer agent to issue, or Harvest itself shall issue, to each surrendering holder a certificate representing the number of shares of Harvest Common Stock into which such TRC Common Stock shall have been converted. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, represented TRC Common Stock shall, following the Effective Date, be deemed for all purposes to evidence ownership of the number of shares of Harvest Common Stock into which such shares of TRC Common Stock have been converted.

          4.2.2 TRC Class A Preferred Stock. Unless surrendered to Harvest for exchange at the Closing, as soon as practical after the Effective Date, the holder of each share of TRC Class A Preferred Stock exchanged pursuant to
Section 4.1.2 shall surrender to Harvest the certificate for such shares for cancellation. Following the receipt of the TRC Class A Preferred Stock certificate, Harvest will issue to each surrendering holder a certificate represented the number of shares of Harvest Series C Preferred Stock into which such TRC Class C Preferred Stock shall have been converted. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, representing TRC Class A Preferred Stock shall, following the Effective Date, be deemed for all purposes to evidence ownership of the number of shares of Harvest Series C Preferred Stock into which such shares of TRC Class A Preferred Stock have been converted.

     Section 4.3 Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, dissenting shares (as defined under Georgia law) of TRC shall not be canceled or converted into Harvest Common Stock unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost his right to seek payment of the fair value of his shares under applicable law. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Dissenting Shares shall thereupon be deemed to have been exchanged into, at the Effective Date, Harvest Common Stock, as set forth in this Article. Any payments made in respect of Dissenting Shares shall be made by TRC, out of funds other than those provided hereunder.


                                   ARTICLE V.
                       TRC REPRESENTATIONS AND WARRANTIES

     Section 5.1 TRC's Representations and Warranties. TRC makes the following representations and warranties to Harvest as a material inducement for Harvest to enter into this Agreement subject only to such disclaimers as disclosures and exceptions as are expressly set forth in the attachments hereto. These representations and warranties are limited to the best actual knowledge of TRC Directors and officers. Further, immaterial breaches of these representations and warranties are specifically agreed to not comprise actionable breaches. All of TRC warranties and representations herein are modified to the extent needed to take into account TRC disclosures set forth or identified in the attachment hereto entitled Schedule 5.1 -- TRC Disclosures, and made a part hereof.

          5.1.1 Capitalization.

               5.1.1.1 Authorized Stock. The authorized capital stock of TRC consists of 100,000,000 shares of TRC Common Stock, no par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which 2,000 shares have been designated as Class A.

               5.1.1.2 Issued Capital Stock. There are 4,110,000 shares of TRC Common Stock issued and outstanding, and or warrants and 2,000 shares of TRC Class A Preferred Stock, all of which are owned beneficially and of record by the listed shareholders. All such issued and outstanding shares of TRC capital stock duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon TRC or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

          5.1.2 Organization Standing and Power. TRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business where the failure to be so qualified would materially and adversely affect its condition, properties, assets or operations. TRC has all requisite corporate power and authority to enter into and perform and consummate the transactions contemplated by this Agreement. The copies of the charter documents of TRC and all amendments thereto and of its bylaws as amended to date which have heretofore been furnished or delivered to Harvest are correct and complete.

          5.1.3 Subsidiaries. TRC has no subsidiaries other than those set forth on Schedule 5.1.

          5.1.4 Title to Assets. TRC has good, valid and indefeasible title to its assets, free and clear of all security interests, mortgages, liens, encumbrances, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, non-competition agreements, defects of title or other encumbrances, or rights of others, other than those set forth on Schedule 5.1. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not constitute a violation of, nor be in conflict with, nor constitute a default, under any terms or provisions of any contract, lease, mortgage, indenture, or any other document whatsoever to which TRC may be a party or to which TRC may be bound on each Closing Date.

          5.1.5 Other Relationships. No affiliate, director, officer, principal executive, or employee of, or consultant to TRC owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, relating to or affecting TRC other than those set forth on Schedule 5.1.

          5.1.6 Other Transactions. No affiliate, director, officer, principal executive or employee of TRC, has, directly or indirectly, engaged in any transaction with TRC outside of the ordinary course of business.

          5.1.7 Undisclosed Liabilities. Prior to expiration of the Feasibility Period, TRC has provided to Harvest a listing of its liabilities, at Schedule 5.1, except as and to the extent reflected or disclosed (or adequately reserved for or against) in the financial statements, or except as specifically provided by this Agreement, TRC has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of known fraud by any merchant, customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, or pension plan obligations, and there is no known basis for the assertion against TRC.

          5.1.8 Absence of Certain Changes or Events. The business of TRC has been operated only in the usual and ordinary course of business and there has not been any occurrence, event or condition outside of the ordinary course of business.[since when?]

          5.1.9 Condition of Assets. The assets of TRC are in good operating condition for the purposes of conducting the business of TRC on the Effective Date as such business has been or is being conducted. TRC has good and marketable title to all of the Assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, or charge of any nature whatsoever, except as herein provided.

          5.1.10 Compliance With Law. TRC has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. TRC has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of TRC, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to TRC. TRC has valid business licenses to carry on its operations.

          5.1.11 Contracts. All of TRC's contracts, agreements, customer and supplier purchase order and other commitments are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of TRC thereunder shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of TRC thereunder shall be enforceable by Harvest after the Merger without the consent or agreement of any other party except for the agreements specifically listed in attachments hereto, which contracts require consent to assignment. Copies of all such contracts have heretofore been delivered to Harvest by TRC and are true and complete and include all amendments and supplements thereto and modifications thereof.

          5.1.12 Permits, Licenses, Consents. TRC has all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders necessary to conduct its business and to operate its properties and assets, and such leases, licenses, permits, consents, approvals, authorizations, qualifications and orders are in full force and effect. No notification to or approval of any governmental agency is required for all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders to remain in full force and effect after the Closing. No violations exist or have been recorded in respect of any governmental lease, license, permit, consent, approval authorization, qualification or order of TRC. No proceeding is pending or, to the best of TRC's knowledge, threatened looking toward the revocation or limitation of any such governmental lease, license, permit, consent, approval, authorization, qualification or order and there is no basis or grounds for any such revocation or limitation. TRC has complied in all material respects with all present and, to the best of TRC's knowledge, enacted, but not yet effective, federal, state and local laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to any of its properties or applicable to its business.

          5.1.13 Absence of Defaults. TRC is not nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation. No other party to any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation to which TRC is party is in default thereunder or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation.

          5.1.14 Litigation. There is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and
(iii) no legal, administrative or arbitration proceeding pending or, to the best of TRC's knowledge, threatened against TRC or any of the properties, assets, business or prospects of TRC or to which TRC is or might become a party, and to the best of TRC's knowledge, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to, labor, equal employment opportunity, safety and health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting or relating to TRC.

          5.1.15 No Breach or Violation of Law. The execution and delivery of this Agreement by TRC and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in the breach of any of the terms or conditions of, or constitute a default under, or result in the acceleration of any obligation under, or require any consent, approval or notice under, the charter documents or the bylaws, or any resolution of TRC or any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which TRC is now a party or by which TRC or any of the properties or assets of TRC may be bound or affected, or (ii) violate any law, or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

          5.1.16 Validity and Authorization. This Agreement has been duly authorized by all necessary corporate and shareholder action and duly and validly executed and delivered by TRC and is legally binding on TRC in accordance with its terms.

          5.1.17 Completeness; No Misrepresentations. The copies of all instruments, agreements, and written information, including without limitation the Schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to Harvest by TRC, or any representatives of either of them are complete and correct as of the date hereof. The representations and warranties made by TRC in this Agreement or in any Schedule or other document furnished in connection with this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that Harvest and its representatives have conducted an investigation of TRC prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article or the extent of the obligations or liabilities of TRC in the event of a breach of any such representation or warranty.

          5.1.18 Tax Matters. TRC has duly and timely filed all returns with respect to any taxes required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all taxes shown to be due and payable on such returns, all deficiencies and assessments of taxes, notice of which has been received by it, and all other taxes payable by it. TRC is not aware of any basis upon which any assessment for a material amount of additional taxes could be made

          5.1.19 Financial Statements. It is understood that TRC's financial statements are not audited unless indicated as such on the delivered financial documents. The year-end financial statements and interim financial statements delivered by TRC to Harvest have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of TRC as of December 28, 1997, and as of April 19, 1998, respectively, and the statement of income presents fairly the results of operations and changes in financial position of TRC for the periods ended December 28, 1997, and April 19, 1998, respectively, and sales reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same, all in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the interim financial statements are not audited and do not contain footnotes and are subject to audit adjustments.

          5.1.20 Full Disclosure. TRC has disclosed to Harvest all material facts relating to TRC and its operations and has not knowingly omitted to disclose to Harvest any material fact relating to TRC, or its operations necessary to make the statements made herein not misleading.

          5.1.21 Absence of Certain  Changes and Events.  Except as set forth in
Schedule 5.1 hereto, since the date of the interim financial statements there has not been:


               (i) Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of TRC, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

               (ii) Any transaction relating to or involving TRC, or the assets of TRC which was entered into or carried out by TRC other than for fair consideration in the ordinary course of business;

               (iii) Any change by TRC in its accounting or tax practices or procedures;

               (iv) Any incurrence of any liability, other than liabilities incurred in the ordinary course of business consistent with past practices;

               (v) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of TRC, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

               (vi) Any event permitting any of the assets or the properties of TRC (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens");

               (vii) Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of TRC;

               (viii) Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

               (ix) Any notice (written or unwritten) from any employee of TRC that such employee has terminated, or intends to terminate, such employee's employment with TRC;

               (x) Any adverse relationship or condition with suppliers or vendors that may have an adverse effect on TRC;

               (xi) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on TRC, the properties (whether leased or owned), or any such event which could be expected to have an adverse effect on TRC, the properties (whether leased or owned), or the assets of TRC;

               (xii) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which TRC is a party and relating to or affecting TRC other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

               (xiii) Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business;

               (xiv) Any waiver of any rights of substantial value by TRC, other than waivers having no material adverse effect on TRC;

               (xv) Any issuance of equity securities of TRC or any issuance of warrants, calls, options or other rights calling for the issuance, sale, or delivery of TRC's equity securities;

               (xvi) Any declaration of any dividend or any distribution of any shares of its capital stock, or redemption, purchase, or other acquisition of any shares of its capital stock or any grant of an option, warrant, or other right to purchase or acquire any such shares;

               (xvii) Any amendment, or agreement to amend, TRC's Articles of Incorporation or Bylaws, or any merger or consolidation with, or any agreement to merge or consolidate with, any other corporation, partnership, limited liability company or any other entity;

               (xviii) Any reduction, or agreement to reduce, the cash or short-term investments of TRC, other than to meet cash needs arising in the ordinary course of business;

               (xix) Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting future prospects of TRC;

               (xx) Any revaluation by TRC of any of its assets;

               (xxi) Any loan by TRC to any person or entity, or any guaranty by TRC of any loan; or

               (xxii) Any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the assets of TRC or the properties (whether leased or owned) of TRC.

          5.1.22 Taxes.

               (i) Definitions. For purposes of this Agreement:

               (a) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and
               (C) any liability for the payment of amounts described in clauses
               (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (b) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

               (ii) TRC has properly completed and filed on a timely basis (including extensions) and in correct form all Returns required to be filed on or prior to the Closing. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of TRC or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

               (iii) With respect to all amounts in respect of Taxes imposed upon TRC, or for which TRC is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing and portions of periods commencing before the Closing and ending after the Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by TRC to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by TRC to taxing authorities or others after the Closing which have not been paid are reflected on the financial statements of TRC.

               (iv) No notices raising tax issues have been received by TRC from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from TRC. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of TRC, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of TRC.

               (v) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of TRC.

               (vi) TRC is not a party to or bound by (nor will TRC become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement.

               (vii) TRC has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               (viii) TRC has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

               (ix) None of the assets of TRC directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               (x) None of the assets of TRC is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (xi) TRC has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code.

               (xii) TRC has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

               (xiii) TRC is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               (xiv) TRC's book basis of each of its assets is reflected in its financial statements.

               (xv) All elections with respect to Taxes made during the fiscal years ended December 31, 1996, December 31, 1996 and December 31, 1997 are reflected on the Returns for such periods, copies of which have been provided to Harvest.

          5.1.23 Intellectual Property.

               (i) TRC and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of TRC. Each item of Intellectual Property owned or used by any of TRC and its subsidiaries immediately prior to the closing hereunder will be owned or available for use by TRC, its subsidiaries, or its subsidiaries on identical terms and conditions immediately subsequent to the closing hereunder. Each of TRC and its subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii)  None of TRC  and  its  subsidiaries  has  interfered  with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of TRC shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of TRC and its subsidiaries must license or refrain from using any
          Intellectual  Property  rights  of  any  third  party).  TRC  and  the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of TRC and its subsidiaries.

               (iii) Schedule 5.1 identifies each patent or registration which has been issued to any of TRC and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of TRC and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of TRC and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). TRC has delivered to Harvest correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to Harvest correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 5.1 also identifies each trade name or unregistered trademark used by any of TRC and its subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 5.1:

               (a) TRC and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (d) none of TRC and its subsidiaries has ever agreed to indemnify
               any  person  for  or  against  any  interference,   infringement,
               misappropriation, or other conflict with respect to the item.

               (iv) Schedule 5.1 identifies each item of Intellectual Property that any third party owns and that any of TRC and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. TRC has delivered to Harvest correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 5.1:

               (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect.

               (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (d) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (e) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (h) none of TRC and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (v) None of TRC and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries has any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of TRC and its subsidiaries.

          5.1.24 Books and Records. The books and records of TRC to which Harvest and their accountants and attorneys have been given access are the true books and records of TRC and truly and fairly reflect the underlying facts and transactions in all respects.

          5.1.25 Leased Properties. The Financial Statements and Schedule 5.1 hereto together list all personal property (including equipment leases) and real property leased by TRC in connection with the business (the "Leased Properties") and the aggregate annual rent or other fees payable under all such leases. TRC has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens. The negotiation and consummation of this Agreement and the transactions contemplated hereby will not result in any penalties, the acceleration of payments or the termination of any lease of Leased Properties.

          5.1.26 Employees and Employee Benefit Plans.

               5.1.26.1 Other than as set forth in Schedule 5.1 hereto, TRC is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. TRC is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               5.1.26.2 With respect to each such plan set forth in Schedule 5.1 (a "Plan"), TRC has furnished to Harvest or their counsel complete and accurate copies of the Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, TRC has prepared in good faith and timely filed all requisite governmental reports and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each Plan. Each Plan has at all times been properly and completely funded by TRC and has been operated and administered in all respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

               5.1.26.3 All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.1 hereof. Except as disclosed on Schedule 5.1, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed and distributed, and copies thereof are included as part of Schedule 5.1 hereof. TRC further represents that:

               (a) there have been no terminations, partial terminations, or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed in Schedule 5.1, subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 5.1; and

               (d) TRC has not incurred any liability under Section 4062 of ERISA.

               5.1.26.4 TRC has not made any oral or written communications to its current or former employees that guarantee current or former employees continuation of employer-provided benefits or retirement coverage under TRC's welfare benefit plans or which would have any effect on TRC's ability to terminate retiree or any other benefits to all current or former employees.

               5.1.26.5 TRC has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its Employees prior to the Closing or any prior actions of or transactions entered into by TRC.

          5.1.27 Compensation. TRC has delivered to Harvest an accurate schedule, attached to this Agreement as Schedule 5.1, showing all officers, directors, and key employees of TRC and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation, respectively) of the directors, officers, and key employees. ------------

          5.1.28 Insurance. TRC maintains policies of insurance covering the assets of TRC, properties, and business in types and amounts as set forth in
Schedule 5.1. TRC is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and TRC has not received any written notice of cancellation of any such policies. Schedule 5.1 lists and describes all TRC insurance policies in effect immediately prior to the time of Closing. Such policies are with reputable insurers and are in amounts sufficient for the prudent protection of the properties and the Business of TRC.

          5.1.29 Full Disclosure. TRC has disclosed to all material facts relating to TRC and its operations and has not knowingly omitted to disclose to Harvest any material fact relating to TRC, or its operations necessary to make the statements made herein not misleading.


                                  ARTICLE VI.
                                 TRC's COVENANTS

     Section 6.1 Continuation of Business. TRC covenants and agrees with Harvest as follows, between the date hereof and the Effective Date, unless otherwise consented to in writing by Harvest or as provided for by this Agreement, (i) it shall conduct its affairs solely in the ordinary course of business consistent with past practice and shall not materially change its policies and practices;
(ii) shall not issue or cause to be issued by TRC any capital stock or security convertible into capital stock, except pursuant to outstanding warrants, convertible preferred stock, stock options and convertible debentures, or grant any options or rights to acquire capital stock, or otherwise alter TRC's capital structure; (iii) shall not repurchase any of its securities or pay any dividend or make any distribution with respect to its securities other than normal cash dividends; (iv) shall not enter into any contract or arrangement other than in the ordinary course of business; and (v) shall not amend its charter documents or bylaws.

     Section 6.2 No Solicitation. Unless and until the Effective Date occurs, TRC shall not (i) solicit any offer to acquire all or any part of TRC's business, assets or other properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise or (ii) except as required by law, disclose, directly or indirectly, any information not customarily disclosed to any person or entity concerning TRC's business or properties, afford to any other person or entity access to TRC's properties, books or records or otherwise assist or encourage any person or entity in connection with any of the foregoing.

                                  ARTICLE VII.
                    HARVEST'S REPRESENTATIONS AND WARRANTIES

     Section 7.1 Harvest's Representations and Warranties. Harvest makes the following representations and warranties to TRC as a material inducement for TRC to enter into this Agreement subject only to such disclaimers as disclosures and exceptions as are expressly set forth in the attachments hereto. These representations and warranties are limited to the best actual knowledge of Harvest Directors and officers. Further, immaterial breaches of these representations and warranties are specifically agreed to not comprise actionable breaches. All of Harvest's warranties and representations herein are modified to the extent needed to take into account Harvest's disclosures set forth or identified in the attachment hereto entitled Schedule 7.1 -- Harvest Disclosures and made a part thereof.

          7.1.1 Capitalization.

               7.1.1.1 Authorized Stock. The authorized capital stock of Harvest consists of 20,000,000 shares of Harvest Common Stock, $0.01 par value per share, and by Closing shall be 100,000,000 shares of Harvest Common Stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share, of which 3,000,000 shares have been designated as Series A Preferred Stock and 1,000 shares have been designated as Series B Preferred Stock.

               7.1.1.2 Issued Common Stock.  There are 3,463,009  (18,000,000 to
be issued in this transaction) shares of Harvest Common Stock issued and outstanding. All such issued and outstanding shares of Harvest Common Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon Harvest or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

               7.1.1.3 Issued Preferred Stock. There are 635,892 shares of Harvest Series A Preferred Stock and 133 shares of Harvest Series B Preferred Stock issued and outstanding. All such issued and outstanding shares of Harvest Preferred Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon Harvest or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

          7.1.2 Organization Standing and Power. Harvest is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business where the failure to be so qualified would materially and adversely affect its condition, properties, assets or operations. Harvest has all requisite corporate power and authority to enter into and perform and consummate the transactions contemplated by this Agreement. The copies of the charter documents of Harvest and all amendments thereto and of its bylaws as amended to date which have heretofore been furnished or delivered to the TRC are correct and complete.

          7.1.3 Subsidiaries. Harvest has no subsidiaries other than those listed on Schedule 7.1.

          7.1.4 Title to Assets. Harvest has good, valid and indefeasible title to its assets, free and clear of all security interests, mortgages, liens, encumbrances, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, non-competition agreements, defects of title or other encumbrances of rights of others. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not constitute a violation of, nor be in conflict with, nor constitute a default, under any terms or provisions of any contract, lease, mortgage, indenture, or any other document whatsoever to which Harvest may be a party or to which Harvest may be bound on each Closing Date.

          7.1.5 Other Relationships. No affiliate, director, officer, principal executive, or employee of or consultant to Harvest owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible relating to or affecting Harvest.

          7.1.6 Other Transactions. No affiliate, director, officer, principal executive or employee of Harvest, has, directly or indirectly, engaged in any transaction with Harvest outside of the ordinary course of business.

          7.1.7 Undisclosed Liabilities. Prior to expiration of the Feasibility Period, Harvest has provided to TRC a listing of its liabilities, at Schedule 7.1, except as and to the extent reflected or disclosed (or adequately reserved for or against) in the financial statements, or except as specifically provided by this Agreement, Harvest has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of known fraud by any merchant customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, or pension plan obligations and there is no known basis for the assertion against Harvest.

          7.1.8 Absence of Certain Changes, or Events. The business of Harvest has been operated only in the usual and ordinary course of business and there has not been any occurrence, event or condition outside of the ordinary course of business.

          7.1.9 Condition of Assets. The assets of Harvest are in good operating condition for the purposes of conducting the business of Harvest on the Effective Date as such business has been or is being conducted. Harvest has good and marketable title to all of its assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, encumbrance, or charge of any nature whatsoever, except as herein provided.

          7.1.10 Compliance With Law. Harvest has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. Harvest has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of Harvest, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to Harvest. Harvest has valid business licenses to carry on its operations.

          7.1.11 Contracts and Commitments. All of Harvest's contracts, agreements, customer and supplier purchase order and other commitments are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of Harvest thereunder shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of Harvest thereunder shall be enforceable by TRC after the Merger without the consent or agreement of any other party except for the agreements specifically listed in attachments hereto, which contracts require consent to assignment. Copies of all such contracts have heretofore been delivered to TRC by Harvest and are true and complete and include all amendments and supplements thereto and modifications thereof.

          7.1.12 Permits, Licenses, Consents. Harvest has all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders necessary to conduct its business and to operate its properties and assets, and such leases, licenses, permits, consents, approvals, authorizations, qualifications and orders are in full force and effect. No notification to or approval of any governmental agency is required for all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders to remain in full force and effect after the Closing. No violations exist or have been recorded in respect of any governmental lease, license, permit, consent, approval, authorization, qualification or order of Harvest. No proceeding is pending or, to the best of Harvest's knowledge, threatened, looking toward the revocation or limitation of any such governmental lease, license, permit, consent, approval, authorization, qualification or order and there is no basis or grounds for any such revocation or limitations Harvest has complied in all material respects with all present and, to the best of Harvest's knowledge, enacted but not yet effective, federal state and local laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to any of its properties or applicable to its business.

          7.1.13 Absence of Defaults. Except as provided in the attached disclosures, Harvest is not nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation. No other party to any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation to which Harvest is party is in default thereunder or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation.

          7.1.14 Litigation. Except as provided in the attached disclosures, there is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and (iii) no legal, administrative or arbitration proceeding pending or, to the best of Harvest's knowledge, threatened against Harvest or any of the properties, assets, business or prospects of Harvest or to which Harvest is or might become a party, and to the best of Harvest's knowledge, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to, labor, equal employment opportunity, safety, health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting or relating to Harvest.

          7.1.15 No Breach or Violation of Law. The execution and delivery of this Agreement by Harvest and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in the breach of any of the terms or conditions of or constitute a default under, or result in the acceleration of any obligation under, or require any consent, approval or notice under, the charter documents or the bylaws or any resolution of Harvest or any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which Harvest is now a party or by which Harvest or any of the properties or assets of Harvest may be bound or affected, or (ii) violate any law, or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

          7.1.16 Validity and Authorization. This Agreement has been duly authorized by all necessary corporate action and upon approval of Harvest shareholders is duly and validly executed and delivered by Harvest and is legally binding on Harvest in accordance with its terms.

          7.1.17 Completeness: No Misrepresentations. The copies of all instruments, agreements, and written information, including without limitation the Schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to TRC by Harvest, or any representatives of either of them are complete and correct as of the date hereof. The representations and warranties made by Harvest in this Agreement or in any Schedule or other document furnished in connection with this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that TRC and its representatives have conducted an investigation of Harvest prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article VII or the extent of the obligations or liabilities of Harvest in the event of a breach of any such representation or warranty.

          7.1.18 Tax Matters. Harvest has duly and timely filed all returns with respect to any taxes required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all taxes shown to be due and payable on such returns, all deficiencies and assessments of taxes, notice of which has been received by it, and all other taxes payable by it. Harvest is not aware of any basis upon which any assessment for a material amount of additional taxes could be made.

          7.1.19 Financial Statements. It is understood that Harvest's financial statements are not audited unless indicated as such on the delivered financial documents. The year-end financial statements and interim financial statements delivered by Harvest to TRC have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Harvest as of December 28, 1997, and as of April 19, 1998, respectively, and the statement of income presents fairly the results of operations and changes in financial position of Harvest for the periods ended December 28, 1997, and April 19, 1998, respectively, and sales reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same, all in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the interim financial statements are not audited and do not contain footnotes and are subject to audit adjustments.

          7.1.20 Absence of Certain  Changes and Events.  Except as set forth in
Schedule 7.1 hereto, since the date of the interim financial statements there has not been:

               7.1.20.1 Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of Harvest, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

               7.1.20.2 Any transaction relating to or involving Harvest, or the assets of Harvest which was entered into or carried out by Harvest other than for fair consideration in the ordinary course of business;

               7.1.20.3 Any change by Harvest in its accounting or tax practices or procedures;

               7.1.20.4 Any incurrence of any liability, other than liabilities incurred in the ordinary course of business consistent with past practices;

               7.1.20.5 Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of Harvest, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

               7.1.20.6 Any event permitting any of the assets or the properties of Harvest (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens");

               7.1.20.7 Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of Harvest;

               7.1.20.8 Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

               7.1.20.9 Any notice (written or unwritten) from any employee of Harvest that such employee has terminated, or intends to terminate, such employee's employment with Harvest;

               7.1.20.10 Any adverse relationship or condition with suppliers or vendors that may have an adverse effect on Harvest;

               7.1.20.11 Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on Harvest, the properties (whether leased or owned), or any such event which could be expected to have an adverse effect on Harvest, the properties (whether leased or owned), or the assets of Harvest;

               7.1.20.12 Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which Harvest is a party and relating to or affecting the Harvest other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

               7.1.20.13 Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business;

               7.1.20.14 Any waiver of any rights of substantial value by Harvest, other than waivers having no material adverse effect on Harvest;

               7.1.20.15 Any issuance of equity securities of Harvest or any issuance of warrants, calls, options or other rights calling for the issuance, sale, or delivery of Harvest's equity securities;

               7.1.20.16 Any declaration of any dividend or any distribution of any shares of its capital stock, or redemption, purchase, or other acquisition of any shares of its capital stock or any grant of an option, warrant, or other right to purchase or acquire any such shares;

               7.1.20.17 Any amendment, or agreement to amend, Harvest's Articles of Incorporation or Bylaws, or any merger or consolidation with, or any agreement to merge or consolidate with, any other corporation, partnership, limited liability company or any other entity;

               7.1.20.18 Any reduction, or agreement to reduce, the cash or short-term investments of Harvest, other than to meet cash needs arising in the ordinary course of business;

               7.1.20.19 Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting future prospects of Harvest;

               7.1.20.20 Any revaluation by Harvest of any of its assets;

               7.1.20.21 Any loan by Harvest to any person or entity, or any guaranty by Harvest of any loan; or

               7.1.20.22 Any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the assets of Harvest or the properties (whether leased or owned) of Harvest.

          7.1.21 Taxes.

               7.1.21.1 Definitions. For purposes of this Agreement:

               (a) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses
                    (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (b) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

               7.1.21.2 Harvest has properly completed and filed on a timely basis (including extensions) and in correct form all Returns required to be filed on or prior to the Closing. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Harvest or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

               7.1.21.3 With respect to all amounts in respect of Taxes imposed upon Harvest, or for which Harvest is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing and portions of periods commencing before the Closing and ending after the Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Harvest to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by Harvest to taxing authorities or others after the Closing which have not been paid are reflected on the financial statements of Harvest.

               7.1.21.4 No notices raising tax issues have been received by Harvest from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from Harvest. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of Harvest, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of Harvest.

               7.1.21.5 There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Harvest.

               7.1.21.6 Harvest is not a party to or bound by (nor will Harvest become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement.

               7.1.21.7 Harvest has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               7.1.21.8 Harvest has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

               7.1.21.9 None of the assets of Harvest directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               7.1.21.10 None of the assets of Harvest is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               7.1.21.11 Harvest has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code.

               7.1.21.12 Harvest has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

               7.1.21.13 Harvest is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               7.1.21.14 Harvest's book basis of each of its assets is reflected in its financial statements.

               7.1.21.15 All elections with respect to Taxes made during the fiscal years ended December 31, 1996, December 31, 1996 and December 31, 1997 are reflected on the Returns for such periods, copies of which have been provided to TRC.

          7.1.22 Compliance With Law. Harvest has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. Harvest has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of Harvest, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to Harvest. Harvest has valid business licenses to carry on its operations.

          7.1.23 Intellectual Property.

               7.1.23.1 Harvest and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Harvest. Each item of Intellectual Property owned or used by any of Harvest and its subsidiaries immediately prior to the closing hereunder will be owned or available for use by Harvest, its subsidiaries, or its subsidiaries on identical terms and conditions immediately subsequent to the closing hereunder. Each of Harvest and its subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               7.1.23.2 None of Harvest and its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Harvest shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Harvest and its subsidiaries must license or refrain from using any Intellectual Property rights of any third party). Harvest and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Harvest and its subsidiaries.

               7.1.23.3 Schedule 7.1 identifies each patent or registration which has been issued to any of Harvest and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of Harvest and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Harvest and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Harvest has delivered to TRC correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to TRC correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 7.1 also identifies each trade name or unregistered trademark used by any of Harvest and its subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 7.1:

               (a) Harvest and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (d) none of Harvest and its subsidiaries has ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               7.1.23.4 Schedule 7.1 identifies each item of Intellectual Property that any third party owns and that any of Harvest and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. Harvest has delivered to TRC correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 7.1:

               (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect.

               (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (d)  no  party  to  the  license,   sublicense,   agreement,   or
                    permission has repudiated any provision thereof;

               (e) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (h) none of Harvest and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               7.1.23.5 None of Harvest and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries has any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Harvest and its subsidiaries.

          7.1.24 Books and Records. The books and records of Harvest to which TRC and their accountants and attorneys have been given access are the true books and records of Harvest and truly and fairly reflect the underlying facts and transactions in all respects.

          7.1.25 Leased Properties. The Financial Statements and Schedule 7.1 hereto together list all personal property (including equipment leases) and real property leased by Harvest in connection with the business (the "Leased Properties") and the aggregate annual rent or other fees payable under all such leases. Harvest has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens. The negotiation and consummation of this Agreement and the transactions contemplated hereby will not result in any penalties, the acceleration of payments or the termination of any lease of Leased Properties.

          7.1.26 Employees and Employee Benefit Plans.

               7.1.26.1 Other than as set forth in Schedule 7.1 hereto, Harvest is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. Harvest is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               7.1.26.2 With respect to each such plan set forth in Schedule 7.1 (a "Plan"), Harvest has furnished to TRC or their counsel complete and accurate copies of the Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Harvest has prepared in good faith and timely filed all requisite governmental reports and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each Plan. Each Plan has at all times been properly and completely funded by Harvest and has been operated and administered in all respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

               7.1.26.3 All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 7.1 hereof. Except as disclosed on Schedule 7.1, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed and distributed, and copies thereof are included as part of Schedule 7.1 hereof. Harvest further represents that:

               (a) there have been no terminations, partial terminations, or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed in Schedule 7.1, subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 7.1; and

               (d) Harvest has not incurred any liability under Section 4062 of ERISA.

               7.1.26.4 Harvest has not made any oral or written communications to its current or former employees that guarantee current or former employees continuation of employer-provided benefits or retirement coverage under Harvest's welfare benefit plans or which would have any effect on Harvest's ability to terminate retiree or any other benefits to all current or former employees.

               7.1.26.5  Harvest  has  not  violated  any  of  the  health  care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its Employees prior to the Closing or any prior actions of or transactions entered into by Harvest.

          7.1.27 Compensation. Harvest has delivered to TRC an accurate schedule, attached to this Agreement as Schedule 7.1, showing all officers, directors, and key employees of Harvest and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation, respectively) of the directors, officers, and key employees.

          7.1.28 Insurance. Harvest maintains policies of insurance covering the assets of Harvest, properties, and business in types and amounts as set forth in
Schedule 7.1. Harvest is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and Harvest has not received any written notice of cancellation of any such policies.
Schedule 7.1 lists and describes all Harvest insurance policies in effect immediately prior to the time of Closing. Such policies are with reputable insurers and are in amounts sufficient for the prudent protection of the properties and the Business of Harvest.

          7.1.29 Full Disclosure. Harvest has disclosed to TRC all material facts relating to Harvest and its operations and has not knowingly omitted to disclose to TRC any material fact relating to Harvest, or its operations necessary to make the statements made herein not misleading.

          7.1.30 Securities and Nasdaq Listing. Harvest is currently listed on NASDAQ. Harvest is subject to the reporting requirements of the Securities and Exchange Act of 1933 (the "Exchange Act").


                                 ARTICLE VIII.
                               HARVEST'S COVENANTS

     Section 8.1 Continuation of Business. Harvest covenants and agrees as follows: between the date hereof and the Closing, unless otherwise consented to in writing by TRC or as provided for by this Agreement, (i) it shall conduct its affairs solely in the ordinary course of business consistent with past practice and shall not materially change its policies and practices; (ii) shall not issue or cause to be issued by Harvest any capital stock or security convertible into capital stock, except pursuant to outstanding warrants, convertible preferred stock, stock options and convertible debentures, or grant any options or rights to acquire capital stock, or otherwise alter Harvest's capital structure; (iii) shall not repurchase any of its securities or pay any dividend or make any distribution with respect to its securities other than normal cash dividends;
(iv) shall not enter into any contract or arrangement other than in the ordinary course of business; and (v) shall not amend its charter documents or bylaws.

     Section 8.2 No Solicitation. Unless and until the Closing occurs, Harvest shall not (i) solicit any offer to acquire all or any part of Harvest's business, assets or other properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise or (ii) except as required by law, disclose, directly or indirectly, any information not customarily disclosed to any person or entity concerning Harvest's business or properties, afford to any other person or entity access to Harvest's properties, books or records or otherwise assist or encourage any person or entity in connection with any of the foregoing.

     Section 8.3 Termination of Stock Option Plan. Harvest shall use its best efforts to modify its Stock Option Plan, if any, at or prior to Closing to account for new employees from TRC to be included thereunder. As of the Closing, the amount outstanding under the Stock Option Plan shall not exceed 483,000 shares at $1.00 strike price and all such shares have been included in the total of all Harvest Common Shares listed in the "Whereas" clauses.



                                   ARTICLE IX.
                                   TERMINATION

     Section 9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

          9.1.1 by either TRC or Harvest if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          9.1.2 (i) by TRC if any of the conditions in Article I and Article XI have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of TRC to comply with its obligations under this Agreement) and TRC has not waived such condition on or before the Closing; or (ii) by Harvest, if any of the conditions in Article I and Article XI have not been satisfied of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Harvest to comply with their obligations under this Agreement) and Harvest has not waived such condition on or before the Closing;

          9.1.3 by mutual consent of TRC and Harvest; or

          9.1.4 by either TRC or Harvest if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1998, or such later date as the parties may agree upon.

     Section 9.2 Effect of Termination.  Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Article I, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections ____ and ____ will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                   ARTICLE X.
                            INDEMNIFICATION; REMEDIES

     Section 10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     Section 10.2 Indemnification and Payment of Damages by Harvest. Harvest will indemnify and hold harmless TRC, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by Harvest in this Agreement or any other certificate or document delivered by Harvest pursuant to this Agreement; (b) any breach of any representation or warranty made by Harvest in this Agreement as if such representation or warranty were made on and as of the Closing.

          10.2.1 any breach by either Harvest of any covenant or obligation of such Harvest in this Agreement;

          10.2.2 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Harvest (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to TRC.

     Section 10.3 Indemnification and Payment of Damages by Harvest - Environmental Matters. In addition to the provisions of Section 10.2, Harvest will indemnify and hold harmless TRC for, and will pay to TRC, the amount of any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

          10.3.1 any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Harvest has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by Harvest or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing, or (B) any Hazardous Activities that were, or were allegedly, conducted by Harvest or by any other Person for whose conduct they are or may be held responsible; or

          10.3.2 any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Harvest or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the facilities or the operation of Harvest prior to the Closing, or from Hazardous Material that was
(i) present or suspected to be present on or before the Closing, on or at the facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the facilities and was present or suspected to be present on any of the facilities on or prior to the Closing) or (ii) Released or allegedly Released by Harvest or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing.

     TRC will be entitled to control any cleanup, any related proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3.

     Section 10.4 Indemnification and Payment of Damages by TRC. TRC will indemnify and hold harmless Harvest, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by TRC in this Agreement or any other certificate or document delivered by TRC pursuant to this Agreement; (b) any breach of any representation or warranty made by TRC in this Agreement as if such representation or warranty were made on and as of the Closing.

          10.4.1 any breach by either TRC of any covenant or obligation of such TRC in this Agreement;

          10.4.2 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with TRC (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Harvest.

     Section 10.5 Indemnification and Payment of Damages by TRC - Environmental Matters. In addition to the provisions of Section 10.2, TRC will indemnify and hold harmless Harvest for, and will pay to Harvest, the amount of any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:


          10.5.1 any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which TRC has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by TRC or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing, or (B) any Hazardous Activities that were, or were allegedly, conducted by TRC or by any other Person for whose conduct they are or may be held responsible; or

          10.5.2 any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of TRC or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the facilities or the operation of TRC prior to the Closing, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing, on or at the facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the facilities and was present or suspected to be present on any of the facilities on or prior to the Closing) or (ii) Released or allegedly Released by TRC or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing.

     TRC will be entitled to control any cleanup, any related proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.5.

     Section 10.6 Time Limitations. If the Closing occurs, Harvest shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing, other than those in Sections _____, _____, _____, _____ and _____, unless on or before [two years] _____________, 19___ TRC notifies Harvest of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by TRC; a claim with respect to Section ____, ____, ____, or ____, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing, may be made at any time. If the Closing occurs, TRC shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing, unless on or before Harvest notifies TRC of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Harvest.

     Section 10.7 Procedure for Indemnification - Third Party Claims.

          10.7.1 Promptly after receipt by an indemnified party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3)
Section 10.3 of notice of the commencement of any Proceeding against it (the "Proceeding"), such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          10.7.2 If any Proceeding referred to in Section 10.07.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it shall be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          10.7.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          10.7.4 Harvest and TRC hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Harvest with respect to such a claim anywhere in the world.

          10.7.5 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                                  ARTICLE XI.
                       CONDITIONS TO THE EXCHANGE OF STOCK

     Section 11.1 Conditions Precedent to Performance by Harvest. The obligations of Harvest under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by Harvest in its sole discretion to the extent permitted by law):

          11.1.1 Board and Stockholder Approval. The Merger shall have been effectively adopted and approved at or prior to the Effective Date by the Board of Directors and stockholders of TRC in accordance with applicable law; it is understood, however, that such adoption and approval shall have been obtained prior to the expiration of the Feasibility Period.

          11.1.2 Representations; True Representations and Covenants Performed. The representations and warranties of TRC set forth herein shall be true and correct in all material respects immediately prior to the Closing with the same effect as if made at that time. TRC shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

          11.1.3 No Litigation Affecting Merger. No judgment, decree, order or ruling of any court or regulatory or governmental authority shall have been issued or entered against TRC which would be violated by the consummation of this transaction, and no person or entity which is not a party to this Agreement shall have commenced any litigation against TRC seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated hereby.

          11.1.4 Securities Laws. All approvals, consents, permits, licenses or qualifications from authorities administrating the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of this transaction shall have been obtained and shall be effective.

          11.1.5 Regulatory Compliance, Approvals and Consents. TRC shall have complied with all legal provisions applicable to this transaction, and all approvals required under any legal provision to carry out this transaction, and all consents required to be obtained in connection with this transaction in order to avoid a default under any contract, agreement, commitment, lease, mortgage, instrument or other document to or by which any of TRC is a party or may be bound, shall have been obtained on terms reasonably satisfactory to Harvest.

          11.1.6 Filings. A duly certified, executed and acknowledged copy of articles of merger with respect to the merger shall have been filed with the appropriate Secretary in accordance with applicable law and a duly certified, executed and acknowledged copy of this Agreement, or a certificate of merger with respect thereto, shall have been filed with the appropriate Secretary in accordance with applicable law.

     Section 11.2 Conditions Precedent to Performance by TRC. The obligations of TRC under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by TRC in their sole discretion to the extent permitted by law):

          11.2.1 Board and Stockholder Approval. This Agreement and the transactions and matters contemplated herein shall have been effectively adopted and approved at or prior to the Closing by the Board of Directors of Harvest and stockholders of Harvest in accordance with applicable law and Harvest shall have delivered such certificate and evidence of the same as reasonably requested by TRC. Those matters include, without limitation, shareholder and Board of Directors' approval of a reverse split of the shares of each class of stock of Harvest [NASDAQ notice? Shares registered? Or exemption criteria satisfied?] [timing? pre- or post- merger?] to meet Nasdaq requirements, and approval of the merger contemplated herein, approval of the Board of Directors contemplated in
Schedule 1.2.3, approval of a change of management, if required, and approval by Harvest Warrant holders of a reset to these Warrants as contemplated in Section _____ of this Agreement.

          11.2.2 Representations True and Covenants Performed. The representations and warranties of Harvest set forth herein shall be true and correct in all material respects immediately prior to the Effective Date with the same effect as if made at that time. Harvest shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date. The President of Harvest shall have delivered to TRC a certificate to such effect.

          11.2.3 No Litigation Affecting Merger. No judgment, decree, order or ruling of any court or regulatory or governmental authority shall have been issued or entered against Harvest which would be violated by the completion of the Merger, and no person or entity which is not a party to this Agreement shall have commenced any litigation against Harvest seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated hereby.

          11.2.4 Securities Laws. All approvals, consents, permits, licenses or qualifications from authorities administering the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of the Merger shall have been obtained and shall be effective.

          11.2.5 Regulatory Compliance, Approvals and Consents. Harvest shall have complied with all legal provisions applicable to this transaction, and all approvals required under any legal provision to carry out this transaction, and all consents required to be obtained in connection with this transaction in order to avoid a default under any contract, agreement, commitment, lease, mortgage, instrument or other document to or by which Harvest is a party or may be bound, shall have been obtained on terms reasonably satisfactory to TRC.

          11.2.6 Filings. A duly certified, executed and acknowledged copy of this Agreement, or a certificate of merger with respect thereto, shall have been filed with the appropriate state Secretary in accordance with applicable law and a duly certified, executed and acknowledged copy of articles of merger with respect to the Merger shall have been filed with the appropriate Secretary in accordance with applicable law.


                                  ARTICLE XII.
                                     NOTICES

     Section 12.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder or with respect hereto shall be in writing, and may be given by (a) personal service, (b) first-class United States mail postage prepaid, (c) overnight delivery service, charges prepaid or (d) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a)-(c) of this sentence, and will be deemed to have been duly given or made when delivered personally, when mailed first-class, postage prepaid, registered or certified mail, overnight delivery service, charges prepaid or when sent by electronic transmission, to the respective parties, as follows:

     If to Harvest:    Harvest Restaurant Group, Inc,
                       1250 N.E. Loop 410, Suite 335
                       San Antonio, Texas 78209
                       Attention:  William J. Gallagher
                       Telecopy:  (210) 824-6725

     Copy to:          Rosenberg, Tuggey, Agather, Rosenthal & Rodriquez P.C.
                       140 E. Houston Street, 2nd Floor
                       San Antonio, Texas 78205
                       Attention: Timothy N. Tuggey
                       Telecopy:  (210) 225-1800

     If to TRC:        TRC Acquisition Corporation
                       2662 Holcomb Bridge Rd., Suite 320
                       Alpharetta, Georgia 30022
                       Attention: Clyde Culp III
                       Telecopy:  (770) 518-1443

     Copy to:          Nelson Mullins Riley & Scarborough, L.L.P.

                       First Union Plaza, Suite 1400
                       999 Peachtree Street, N.E.
                       Atlanta, GA 30309
                       Attention:  Wade H. Stribling, Esq.
                       Telecopy:  (404) 817-6194

     Section 12.2 Change of Address. Any of the parties hereto may change the address to which such communications are to be directed to it or him by giving written notice to the other parties in the manner provided in Section 11.01.

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                                  ARTICLE XIII.
                                     GENERAL

     Section 13.1 Governing Law. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of Texas, notwithstanding any contrary application of conflicts of laws principles.


     Section 13.2 Press Releases. The parties hereto agree to use their best efforts to coordinate the preparation of and making of any public announcements of the transactions contemplated by this Agreement. No such release or public announcement pertaining to the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other party, unless such release or announcement is required by law.

     Section 13.3 Entire Agreement. This Agreement and the Schedules hereto and the agreements, documents and instruments referred to herein, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, whether oral or written. The parties hereto have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to herein.

     Section 13.4 Successors. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon TRC, its respective successors and permitted assigns, and Harvest and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior, written consent of the other parties.

     Section 13.5 Modification. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first part, to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     Section 13.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 13.7 Counterparts. This Agreement and any amendment or modification hereof may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 13.8 Signatures by Facsimile. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

     Section 13.9 Remedies of the Parties. TRC acknowledges that, in addition to all other remedies to which Harvest is entitled, Harvest shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Harvest is not in material default hereunder. Harvest acknowledges that, in addition to all other remedies to which TRC is entitled, TRC shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided TRC is not in material default hereunder. The parties also agree that the rights and remedies of each party to this Agreement set forth in this Agreement and in all of the exhibits and schedules attached hereto and documents referred to herein shall be cumulative and shall inure to the benefit of each such party.

     Section 13.10 Arbitration. In the event of a dispute between the parties arising under this Agreement, the parties shall submit to binding arbitration before a single arbitrator in Atlanta, Georgia, under the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding with respect to the dispute subject to arbitration and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph 13.10 shall derogate from the rights of the parties to seek preliminary injunctive relief to preserve the status quo.

     Section 13.11 Attorney's Fees. In the event of arbitration or litigation filed or instituted between the parties with respect to this Agreement or related agreements, the prevailing party will be entitled to receive from the other party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) or the court to have prevailed on the major disputed issues.

     Section 13.12 Cooperation and Records Retention. TRC and Harvest shall (i) provide the other with access to such records, original or copies, or assistance as may reasonably be requested by them in connection with the preparation of any Tax Return, in connection with any audit or other examination by any Taxing authority or any judicial or administrative proceedings relating to liability for Taxes, or financial reporting obligations, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, or financial reporting obligations, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. All Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Closing date shall remain with Harvest or TRC and shall be made available for inspection and copying by the parties hereto during normal business hours.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.

HARVEST RESTAURANT GROUP, INC.                  TRC ACQUISITION CORPORATION


-----------------------------------------       --------------------------------
By:  William J. Gallagher                       By:  Clyde Culp III
Title:  Chairman & Chief Executive Officer      Title:


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